UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Date of Report (Date of earliest event reported)    July 10, 2009

MathStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, OR		97124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (503) 726-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On July 10, 2009, at the annual meeting of stockholders of MathStar, Inc. (the “Company”), the Company’s management made the attached presentation to those attending the annual meeting.

Statements in this Current Report on Form 8-K, including the attached exhibit, may be “forward-looking” in nature within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions.  These statements are based on management’s current expectations, estimates and projections about the Company and include, but are not limited to, those set forth in the section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 31, 2009 under the heading “Risk Factors.”  The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

The information in this Current Report on Form 8-K, including the attached exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that Section.  Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the Company under the Exchange Act or the Securities Act of 1933, as amended.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K and is hereby incorporated herein by reference:

99.1                         A copy of the presentation given by the Company’s management at the annual meeting of the Company’s stockholders held on July 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: July 10, 2009
	By	/s/ Douglas M. Pihl
Douglas M. Pihl
Chief Executive Officer and
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)